Pricing supplement No. 798R
To underlying supplement no. 2 dated September 29, 2009,
product supplement R dated September 30, 2009,
prospectus supplement dated September 29, 2009 and
prospectus dated September 29, 2009
Registration Statement No. 333-162195 Dated January 20, 2010; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$25,000,000    Market Contribution Securities Linked to the Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad (Non-Principal Protected) due March 1, 2011

General
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The securities are designed for investors who seek a return linked to the performance of the Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad (the “Index”). If the Index declines or does not appreciate sufficiently to offset the effect of the Adjustment Factor and the Discount Factor over the term of the securities, investors should be willing to lose some or all of their initial investment. Any payment at maturity (including any coupon payment) is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due March 1, 2011.
•	Minimum denominations of $10,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on January 20, 2010 (the “Trade Date”) and are expected to settle three business days later on January 25, 2010 (the “Settlement Date”).
•	After the Trade Date but prior to the Settlement Date we may accept additional orders for the securities and increase the aggregate Face Amount.

Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Index:	The Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad (Ticker: DBLCBRER<Index> )
Coupon:	Paid on a monthly basis and on the Maturity Date in arrears based on an actual/360 day count fraction.

The Coupon for each Coupon Period shall be (i) LIBOR less (ii) 0.15%. For the Initial Coupon Period, the coupon will be 0.08063%.
 “LIBOR” is the rate for deposits in U.S. dollars for the designated period, which appears as of 11:00 a.m., London time, on the day that is the relevant Final Valuation Date or that is two London Banking Days preceding the start of the relevant Coupon Period, as applicable, on Reuters Page LIBOR01, or, if such rate does not appear on Reuters Page LIBOR01, the USD LIBOR rate for such period that appears on Telerate Page “3750” or such other page as may replace Reuters Page LIBOR01 on Reuters or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for deposits in U.S. dollars.
The “designated period” for the determination of LIBOR for any Coupon Period is equal to one month.
A “London Banking Day” is any date on which commercial banks are open for business in London.
In the case of an Early Redemption at Holder’s Option, Early Redemption at Issuer’s Option or a Mandatory Prepayment Event (each, an “Early Redemption Event”), you will receive any accrued but unpaid Coupon on the applicable Early Redemption Payment Date.

Coupon Period:	From (and including) a Coupon Payment Date, or the Settlement Date in the case of the initial Coupon Period, to (but excluding) the following Coupon Payment Date.
Coupon Payment Dates:
The 1st of each month beginning March 1st, 2010 and ending on the scheduled Maturity Date.  In the case of an Early Redemption Event, you will receive the accrued Coupon on the applicable Early Redemption Payment Date. If such Coupon Payment Date is not a business day, the Coupon will be paid on the first following day that is a business day, but no additional coupon will accrue.

Redemption Amount:	You will receive a cash payment on the Maturity Date, per $10,000 security Face Amount, calculated as follows:
$10,000 + $10,000 x [3 x (Index Return— Adjustment Factor)]
In the case of an Early Redemption Event, you will receive a cash payment on the Early Redemption Payment Date, per $10,000 security Face Amount, calculated as follows:
$10,000 + $10,000 x [3 x (Index Return x Discount Factor— Adjustment Factor)]

If a Commodity Hedging Disruption Event occurs, we may accelerate the payment on the securities and the amount due and payable upon such early acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner. Please refer to “Description of Securities – Commodity Hedging Events for a Commodity Based Index” in the accompanying product supplement for more information.

Your investment will be exposed to any decline in the Index. If the Final Level on the relevant Final Valuation Date is less than the Initial Level, you will lose 3% of the face amount of your securities for every 1% that the Index has declined from the Initial Level. In addition, the Adjustment Factor and the Discount Factor (in case of an Early Redemption Event) will lower your return, regardless of whether the Index appreciates or declines in value. In no event will the Redemption Amount be less than zero.

You will lose some or all of your investment at maturity or upon early redemption if the Index does not appreciate in an amount  sufficient to offset the effect of the Adjustment Factor and, in the case of any Early Redemption Event, the Discount Factor.

Index Return:	The performance of the Index from the Initial Level to the Final Level, calculated as follows:

Final Level	– 1
Initial Level

Adjustment Factor:	The greater of (x)0.00040 and (y) (0.004 x (Days / 365)) where “Days” equals the number of calendar days from the Trade Date to, but excluding, the relevant Final Valuation Date.
Discount Factor
1/(1 + Interest Rate x N/360), where (a) the Interest Rate will equal (i) a linear interpolation of LIBOR for the two designated periods, if there is no available LIBOR rate for the exact time period between the relevant Final Valuation Date and February 24, 2011 and such time period is less than twelve months, or (ii) LIBOR for the designated period, if there is a LIBOR rate available for the exact time period between the relevant Final Valuation Date and February 24, 2011 or if such time period is twelve months or more, and (b) “N” is equal to the number of calendar days from, and excluding, the relevant Final Valuation Date to and including February 24, 2011.
The “designated periods” for the determination of LIBOR for the purpose of calculating the Discount Factor will be the two periods for which LIBOR is published which most closely equal the time period between the relevant Final Valuation Date and February 24, 2011.  Notwithstanding the previous sentence, if the time period between the relevant Final Valuation Date and February 24, 2011 is twelve months or more, the designated period will be twelve months, and if there is a LIBOR rate available for the exact time period between the relevant Final Valuation Date and February 24, 2011, the designated period will be such time period.

(Key Terms continued on next page)

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 6 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Max. Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$10,000.00	$7.00	$9,993.00
Total	$25,000,000.00	$17,500.00	$24,982,500.00
(1)
For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this pricing supplement. DBSI may pay referral fees to other broker-dealers in an amount not to exceed $7.00 per $10,000.00 securities.

The agents for this offering are affiliates of ours. For more information see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities	Deutsche Bank Trust Company Americas

January 20, 2010

(Key Terms continued from previous page)

Initial Level:	316.8833, the Index closing level on the Trade Date
Final Level:	The Index closing level on the relevant Final Valuation Date, subject to adjustment in the event of a Market Disruption Event. †
Early Redemption at Holder’s Option:
You will have the right on any business day prior to February 24, 2011, provided that there has not been an Early Redemption at Issuer’s Option or Mandatory Prepayment Event (each as described below), to provide written notice in the form entitled “Notice of Early Redemption” (attached hereto as Annex A) to the Issuer to require the Issuer to redeem all or a portion of the securities held by you; provided that, in the case of redemption of only a portion of your securities, any such redemption shall be of a face amount of securities of not less than $1,000,000 (the “Minimum Redemption Amount”) and, if in excess of the Minimum Redemption Amount, shall be in integral multiples of $100,000. The face amount of your securities that remains outstanding must be at least $10,000.

Notice of Early Redemption at Holder’s Option:
An Early Redemption at Holder’s Option shall be effective on the date on which such notice is actually received by the Issuer if such notice is received on a business day at or before 10:00 a.m., New York City time, or the next business day if such notice is not received on a business day or is received after 10:00 a.m., New York City time.

Because the securities are represented by a global security, owned by The Depository Trust Company (the “Depositary”), you must instruct the broker or other direct or indirect participant through which you hold your securities to notify the Depositary of your desire to exercise the early redemption right so that notice of redemption is promptly received by the Issuer. You should consult the broker or other direct or indirect participant through which you hold your securities in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary, which will in turn notify the Issuer of the exercise of the Early Redemption at Holder’s Option.

Early Redemption at Issuer’s Option:
The Issuer may, in its sole discretion, call the securities in whole, under the following circumstances:
•  Discontinuation of Publication of the Index.
The Issuer may call the securities on any business day following any date on which the calculation agent has notified the Issuer that the Index Sponsor has stopped publication of the Index and that (i) having used reasonable endeavors, the calculation agent is unable to continue to determine the value of the Index, or (ii) continuing to determine the value of the Index would be unduly burdensome or would cause the calculation agent to incur a cost that it would not otherwise incur.
If the Index Sponsor stops publication of the Index, then, for the purpose of determining the Final Level used to calculate the Redemption Amount upon an Early Redemption at Issuer’s Option, the Calculation Agent will calculate the Index using the index methodology last in effect prior to the cessation of the Index publication.
•  15% Decline in Index Level.
The Issuer may call the securities if, at any time from and after the Trade Date and prior to the Maturity Date, the Index Intraday Level during any Trading Day is equal to or less than 85% of the Initial Level, and the Issuer provides notice of such event to the trustee for the securities at its New York office by no later than 3:00 p.m. New York City time, on such day.
An “Index Intraday Level” means the level of the Index as it appears on Bloomberg page “DBLCBRER” (or the applicable successor page) at any time between 8:30 a.m. and 2:30 p.m. (in each case, New York City time) on any Trading Day.

Notice of Early Redemption at Issuer’s Option:
The Issuer will give the trustee written notice of early redemption, which shall be effective on the date on which such notice is actually delivered to the trustee if such notice is delivered on a business day at or before 10:00 a.m., New York City time, or the next business day if such notice is not delivered on a business day or is delivered after 10:00 a.m., New York City time.

Acceleration upon a Commodity Hedging Disruption Event
The Issuer may call the securities upon the occurrence of a Commodity Hedging Disruption Event as described in “Description of the Securities - Commodity Hedging Disruption Events for Commodity Based Index” in the accompanying product supplement. The amount due and payable per $10,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the date of such notice.

Mandatory Prepayment Event:
Your securities will be redeemed early in whole upon the occurrence of a Mandatory Prepayment Event. A “Mandatory Prepayment Event” shall occur if at any time, from and after the Trade Date and prior to the Maturity Date, the Index closing level on any Trading Day is equal to or less than 85% of the Initial Level.

Trade Date:	January 20, 2010
Settlement Date:	January 25, 2010
Final Valuation Date:
•    In the case of redemption on the Maturity Date, the Final Valuation Date is February 24, 2011

•    In the case of redemption prior to the Maturity Date as a result of an Early Redemption at Holder’s Option, (x) if the request to the Issuer to effect such redemption is received prior to 10:00 a.m. New York time on a Trading Day, the Final Valuation Date will be such day or (y) if otherwise, the Final Valuation Date will be the first Trading Day following the date on which such request is received.

•    In the case of redemption prior to the Maturity Date as a result of an Early Redemption at Issuer’s Option, (x) if the notice of Early Redemption at Issuer’s Option is provided to the trustee for the securities at its New York office at or before 10:00 a.m. New York City time on a Trading Day, the Final Valuation Date will be such day, or (y) if the notice of Early Redemption at Issuer’s Option is provided to the trustee for the securities at its New York office on a day that is not a Trading Day or after 10:00 a.m. New York City time, the Final Valuation Date will be the Trading Day immediately following the notice date;

•    In the case of a Mandatory Prepayment Event, the Final Valuation Date will be the Trading Day immediately following the Trading Day on which the Mandatory Prepayment Event occurred.

The relevant Final Valuation Date is subject to postponement in the event of a Market Disruption Event† or early acceleration in the event of a Hedging Disruption Event. †

Early Redemption Payment Date:	Three business days following the relevant Final Valuation Date.
Maturity Date:	March 1, 2011, subject to postponement in the event of a Market Disruption Event† or early acceleration in the event of a Hedging Disruption Event.†
Trading Day
A day, as determined by the calculation agent, on which the Relevant Exchanges for all Index Constituents are open for trading during their regular trading sessions, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	2515A0 U2 7 / US2515A0U274
†
As described under “Description of Securities – Market Disruption Events for Commodity Based Index” and “Description of Securities – Commodity Hedging Events for a Commodity Based Index” in the accompanying product supplement.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$25,000,000.00	$1,782.50

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with underlying supplement no. 2 dated September 29, 2009, product supplement R dated September 30, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement no. 2 dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200288/d424b21.pdf

•	Product supplement R dated September 30, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509201138/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us“ or “our“ refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

What is the Redemption Amount on the Securities Assuming a Range of Performance for the Index?

The following table illustrates the hypothetical Redemption Amount per $10,000 security Face Amount, for a hypothetical range of performance for the Index from -20% to +100%. The hypothetical Redemption Amounts set forth below uses an Initial Level of 316.88, a period of 400 calendar days from the Trade Date to the Final Valuation Date, an Adjustment Factor equal to (0.004 x (Days/365)) and that no Early Redemption Event occurs. The hypothetical Redemption Amounts set forth below are for illustrative purposes only. The actual Redemption Amounts applicable to a purchaser of the securities will be determined on the relevant Final Valuation Date. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Index Level	Percent Change in Index	Adjustment Factor	Redemption Amount	Return on Securities
633.76	100.00%	0.44%	$39,868.49	298.68%
602.07	90.00%	0.44%	$36,868.49	268.68%
570.38	80.00%	0.44%	$33,868.49	238.68%
538.70	70.00%	0.44%	$30,868.49	208.68%
507.01	60.00%	0.44%	$27,868.49	178.68%
475.32	50.00%	0.44%	$24,868.49	148.68%
443.64	40.00%	0.44%	$21,868.49	118.68%
411.94	30.00%	0.44%	$18,868.49	88.68%
380.26	20.00%	0.44%	$15,868.49	58.68%
348.57	10.00%	0.44%	$12,868.49	28.68%
318.27	0.44%	0.44%	$10,000.00	0.00%
316.88	0.00%	0.44%	$ 9,868.49	-1.32%
285.19	-10.00%	0.44%	$ 6,868.49	-31.32%
269.35	-15.00%	0.44%	$ 5,368.49	-46.32%
253.50	-20.00%	0.44%	$ 3,868.49	-61.32%

A Mandatory Prepayment Event will occur if the Index closing level on any Trading Day is equal to or less than 85% of the Initial Level.

Hypothetical Examples of Redemption Amounts

The first three examples illustrate how the Redemption Amounts payable at maturity set forth in the table above are calculated.

Example 1: The level of the Index increases by 50% from the Initial Level of 316.88 to a Final Level of 475.32. Assuming a period of 400 calendar days from the Trade Date to the Final Valuation Date and no early redemption, the holder receives a Redemption Amount of $24,868.49 per $10,000 security Face Amount, calculated as follows:

$10,000 + $10,000 x 3 x [(475.32 / 316.88 – 1) – 0.004 x (400/365)] = $24,868.49

Example 2: The Initial Level and the Final Level of the Index are both 316.88 such that the Index Return is 0%. If the Index Return is 0%, the investor will receive a Redemption Amount that is less than $10,000 per $10,000 security Face Amount. Assuming a period of 400 calendar days from the Trade Date to the Final Valuation Date and no early redemption, the holder receives a Redemption Amount of $9,868.49 per $10,000 security Face Amount, calculated as follows:

$10,000 + $10,000 x 3 x [(316.88 / 316.88 – 1) – 0.004 x (400/365)] = $9,868.49

Example 3: The level of the Index decreases by 10% from the Initial Level of 316.88 to a Final Level of 285.19. Assuming a period of 400 calendar days from the Trade Date to the Final Valuation Date and no early redemption, the holder receives a Redemption Amount of $6,868.49 per $10,000 security Face Amount, calculated as follows:

$10,000 + $10,000 x 3 x [(285.19 / 316.88 – 1) – 0.004 x (400/365)] = $6,868.49

The following two examples assume that an Early Redemption Event occurs after 100 days, and that the Interest Rate (determined as set forth herein) is 1%.

Example 4: The level of the Index increases 50% from the Initial Level of 316.88 to a Final Level of 475.32. The holder receives a payment on the Early Redemption Payment Date of $24,842.62, calculated as follows:

The Discount Factor is calculated as follows:

1 / (1 + 0.01 x 300 / 360) = 0.9917.

The Redemption Amount is calculated as follows:

$10,000 +$10,000 x 3 x [(475.32/ 316.88 – 1) x 0.9917 – (0.004 x 100 / 365)] = $24,842.62.

Even though the Adjustment Factor accrues over 100 days instead of 400, the Redemption Amount in this example is less than the Redemption Amount in Example 1 because the Discount Factor is applied to the Redemption Amount in the case of an Early Redemption Event.

Example 5: The level of the Index decreases 10% from the Initial Level of 316.88 to a Final Level of 285.19. The holder receives a payment on the Early Redemption Payment Date of $6,992.02, calculated as follows:

The Discount Factor is calculated as follows:

1 / (1 + 0.01 x 300 / 360) = 0.9917.

The Redemption Amount is calculated as follows:

$10,000 + $10,000 x 3 x [(285.19 / 316.88 – 1) x 0.9917 – (0.004 x 100 / 365)] = $6,992.02.

In this example, the Redemption Amount is greater than the Redemption Amount in Example 3 where the securities are held to maturity, because the Discount Factor mitigates the effect of the negative Index Return on the Redemption Amount, and the Adjustment Factor is smaller as it accrues over 100 days instead of 400.

Selected Purchase Considerations

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THE ADJUSTMENT FACTOR REDUCES THE REDEMPTION AMOUNT AT MATURITY OR UPON EARLY REDEMPTION. PAYMENT UPON ANY EARLY REDEMPTION EVENT WILL ALSO BE REDUCED BY THE DISCOUNT FACTOR— The payment at maturity or upon early redemption will be reduced by the Adjustment Factor of approximately 0.40% per annum. In addition, payment upon any Early Redemption Event will be reduced by the Discount Factor. Because the Adjustment Factor and the Discount Factor (in the case of an Early Redemption Event) are applied to the value of the Index Return on the relevant Final Valuation Date, the Adjustment Factor and the Discount Factor will reduce the return on the securities regardless of whether the Final Level on the relevant Final Valuation Date is greater or less than the Initial Level. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon any Early Redemption Event is subject to our ability to pay our obligations as they become due.

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RETURN LINKED TO THE PERFORMANCE OF THE DEUTSCHE BANK LIQUID COMMODITY INDEX – OPTIMAL YIELD™ BROAD – The return on the securities is linked to the Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad, which is composed of futures contracts on 14 commodities drawn from the energy, precious metals, industrial metals and agricultural sectors.

On January 20, 2010, the Index Constituents and their respective weightings were as follows:

Index Constituent	Exchange	Weight
Aluminium	London Metal Exchange	4.75%
Brent Crude	Intercontinental Exchange	11.88%
Copper - Grade A	London Metal Exchange	4.68%
Corn	Chicago Board of Trade	5.18%
Gold	Commodity Exchange, Inc.	8.06%
Heating Oil	N.Y. Mercantile Exchange	11.73%
Light Crude	N.Y. Mercantile Exchange	11.89%
Natural Gas	N.Y. Mercantile Exchange	5.67%
RBOB Gasoline	N.Y. Mercantile Exchange	12.04%
Silver	Commodity Exchange Inc.	2.04%
Soybeans	Chicago Board of Trade	5.33%
Sugar #11	Intercontinental Exchange, Inc.	6.84%
Wheat	Chicago Board of Trade	5.21%
Zinc	London Metal Exchange	4.68%

For more information on the Index, including its calculation methodology, see “The Deutsche Bank Liquid Commodity Index – Optimum Yield™” in underlying supplement no. 2. Terms relating to the Index used but not defined in this pricing supplement are defined in underlying supplement no. 2.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES – If a Commodity Hedging Disruption event (as defined under “Description of Securities – Commodity Hedging Disruption Events for a Commodity Based Index” in the accompanying product supplement) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable per $10,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the date of such notice.

Please see the risk factor entitled “Commodity Futures Contracts are Subject to Uncertain Legal and Regulatory Regimes, Which May Result in a Hedging Disruption Event and a Loss on Your Investment” for more information.

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TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are uncertain, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. Based on current law, under this treatment you should not recognize taxable income prior to the maturity of your securities, other than pursuant to a sale or exchange (including upon early redemption), and your gain or loss on the securities should be long-term capital gain or loss if you have held the securities for more than one year. If, however, the Internal Revenue Service (the "IRS") were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

In December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the December 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Index or any of the components of the Index. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS – The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative. Your investment will have leveraged exposure to any decline in the Final Level determined on the relevant Final Valuation Date as compared to the Initial Level. Accordingly, you could lose up to $10,000 for each $10,000 that you invest. Payment of any amount at maturity or upon early redemption is subject to our ability to meet our obligations as they become due.

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THE VALUE OF THE SECURITIES IS SUBJECT TO OUR CREDITWORTHINESS – An actual or anticipated downgrade in our credit rating will likely have an adverse effect on the market value of the securities. The payment at maturity or upon early redemption on the securities is subject to our creditworthiness.

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YOUR SECURITIES MAY BE REDEEMED PRIOR TO THE MATURITY DATE — We may redeem your securities before the Maturity Date in certain circumstances, including if the Index Sponsor has stopped publication of the Index, the Index Intraday Level declines 15% or more from the Initial Level, or a Commodity Hedging Disruption Event occurs. In addition, we must redeem the securities in the event the Index closing level on any date is 15% or more below the Initial Level.

Under current United States federal income tax law, early redemption of the securities would be a taxable event to you. In addition, you may not be able to reinvest any amount you receive upon redemption of the securities at a rate that is equal to or higher than the rate that you may have received if the securities remained outstanding to the Maturity Date.

If the securities are redeemed prior to the Maturity Date, you will not receive any Coupon that would have otherwise accrued after the applicable Early Redemption Payment Date.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN AN EARLY REDEMPTION OF THE SECURITIES UPON A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The Commodity Futures Trading Commission (the “CFTC”) has recently announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented. Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on your securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “Description of Securities – Commodity Hedging Disruption Events for a Commodity Based Index” in the accompanying product supplement.

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THE ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY OR UPON EARLY REDEMPTION AND PAYMENT UPON ANY EARLY REDEMPTION EVENT WILL ALSO BE REDUCED BY THE DISCOUNT FACTOR —The payment at maturity or upon early redemption will be reduced by the Adjustment Factor of 0.40% per annum. In addition, payment upon any Early Redemption Event will be reduced by the Discount Factor. The Adjustment Factor and the Discount Factor (in the case of an Early Redemption Event) are applied to the Index Return on the relevant Final Valuation Date regardless the performance of the Index. Because your exposure to the Index is leveraged, the effect of the Adjustment Factor and Discount Factor may be magnified when calculating the Redemption Amount.

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ALTHOUGH A MANDATORY PREPAYMENT EVENT OCCURS IF THE INDEX CLOSING LEVEL IS EQUAL TO OR LESS THAN 85% OF THE INITIAL LEVEL AND THE ISSUER HAS THE OPTION TO REDEEM THE SECURITIES IF THE INDEX INTRADAY LEVEL IS EQUAL TO OR LESS THAN 85% OF THE INITIAL LEVEL, THE FINAL LEVEL MAY BE SIGNIFICANTLY LESS THAN 85% OF THE INITIAL LEVEL UPON A MANDATORY PREPAYMENT EVENT OR AN EARLY REDEMPTION AT ISSUER’S OPTION — The Final Level may be less than 85% of the Initial Level upon a Mandatory Prepayment Event or an Early Redemption at Issuer’s Option because the Final Level will be determined on the relevant Final Valuation Date, which may differ from the Index closing level on the date when the Mandatory Prepayment Event occurs or the Issuer elects to redeem the securities at its option.

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THE INDEX IS SUBJECT TO STRATEGY RISK — The Index reflects a strategy of employing a rule-based approach when it replaces constituent futures contracts approaching expiration with futures contracts having a later expiration (a process referred to as “rolling”). Rather than select new futures contracts for certain constituent commodities based on a predefined schedule (e.g., monthly), the Index rolls to the relevant new futures contracts (from the list of tradable futures contracts which expire in the next thirteen months) in a manner that seeks to generate the maximum implied roll yield (“Optimal Roll Yield Strategy”). The Optimal Roll Yield Strategy aims to maximize the potential roll benefits in backwardated markets (where future prices are less than spot prices) and minimize potential roll losses in contango markets (where future prices are greater than spot prices).  The Optimal Roll Yield Strategy may not be successful and the levels of the Index may decrease.

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ADJUSTMENTS TO THE WEIGHTS OF THE INDEX CONSTITUENTS MAY LIMIT THE INDEX RETURN AND, CONSEQUENTLY, THE RETURN ON THE SECURITIES – During the term of the securities, the methodology of the Index may require adjustments to the weights of the futures contracts included in the Index. In particular, the weight of a futures contract may be increased when its price is historically low or decreased when its price is historically high. These adjustments may limit potential increases to the value of the Index during certain periods and could adversely affect the Index Return. See “The Deutsche Bank Liquid Commodity Index – Determining the Instrument Amount During a Recomposition Period,” in underlying supplement no. 2.

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THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The yield to the Maturity Date on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. At maturity, you will receive a positive return on your investment only if the Final Level on the Final Valuation Date exceeds the Initial Level by approximately 0.44% or more. If your securities are redeemed early, you will receive a positive return on your investment only if the Final Level on the relevant Final Valuation Date exceeds the Initial Level by an amount sufficient to entirely offset the effect of the Adjustment Factor and the Discount Factor. If the Final Level on the relevant Final Valuation Date is equal to the Initial Level, you will receive a negative return on your investment due to the Adjustment Factor and the Discount Factor (in the case of an Early Redemption Event). Even if the applicable Final Level is greater than the Initial Level by an amount sufficient to entirely offset the Adjustment Factor and the Discount Factor, the yield to the Maturity Date may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the Redemption Amount described in this pricing supplement is based on the full Face Amount of your securities, the original Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Deutsche Bank AG or its affiliates, will be willing to purchase securities from you in secondary market transactions will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY – The securities will not be listed on any securities exchange and a trading market may not develop.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEX TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES – Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

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NO RIGHTS IN EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX CONSTITUENTS – As an owner of the securities, you will not have any rights that holders of exchange-traded futures contracts on the commodities included in the Index may have.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT FOR THE SECURITIES, THE INDEX SPONSOR AND THE CALCULATION AGENT FOR THE INDEX ARE THE SAME LEGAL ENTITY – Deutsche Bank AG, London Branch is the Issuer of the securities, the calculation agent for the securities, the calculation agent for the securities, the sponsor of the Index (the “Index Sponsor“) and the calculation agent for the Index. We, as calculation agent for the securities, will determine whether there has been a Market Disruption Event with respect to the Index, Exchange Traded Instrument or Index Constituent. In the event of any such Market Disruption Event, we may use an alternate method to calculate the Index closing level, including the Initial Level and the Final Level. As the Index Sponsor, we carry out calculations necessary to promulgate the Index, and we maintain some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Index in the event the regular means of determining the Index is unavailable at the time such determination is scheduled to take place, and the Index Sponsor has even more discretion in the case of a Force Majeure Event relating to the Index. While Deutsche Bank AG, London Branch will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Index, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities or the Index. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities, the Index Sponsor and the calculation agent for the Index may affect the payment at maturity or upon early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Index Constituents (or various contracts or products related to the Index Constituents) or related indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the value of the Index and, therefore, the value of the securities or the potential payout on the securities.

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LEGAL AND REGULATORY CHANGES COULD IMPAIR THE VALUES OF THE INDEX CONSTITUENTS – Legal and regulatory changes could adversely affect commodity prices. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to commodities, but any such action could cause unexpected volatility and instability in commodity markets, with a substantial and adverse effect on the performance of the Index and, consequently, the value of the securities.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS – The value of the securities will be affected by the supply of and demand for the securities and other factors, many of which are independent of our financial condition and results of operations, including:

•	the levels of the Index;

•	trends of supply and demand for the Index Constituents;

•	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the Index Constituents or commodities markets generally;

•	the interest rates then prevailing in the market;

•	the time remaining to maturity of the securities;

•	the volatility of, and correlation among, the prices of the Index Constituents;

•	the expected volatility of the Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE INDEX CONSTITUENTS COULD CHANGE UNPREDICTABLY – Correlation is the extent to which the values of the Index Constituents increase or decrease to the same degree at the same time. If the correlation among the Index Constituents changes, the value of the securities may be adversely affected.

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THE RETURN ON YOUR INVESTMENT COULD BE SIGNIFICANTLY LESS THAN THE PERFORMANCE OF THE INDEX OR CERTAIN COMPONENTS OF THE INDEX – The return on your investment in the securities could be significantly less than the return on an alternative investment with similar risk characteristics, even if some of the futures contracts reflected in the Index, or the commodities underlying such futures contracts, have generated significant returns. The levels of such futures contracts and such commodities may move in different directions at different times compared to each other, and underperformance by one or more of the futures contracts included in the Index may reduce the performance of the Index as a whole.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY – Market prices of the Index Constituents may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Index and the value of your securities in varying ways, and different factors may cause the values of the Index Constituents and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS – Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Agricultural commodity prices are often heavily affected by weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE ABSENCE OF BACKWARDATION OR PRESENCE OF CONTANGO IN THE MARKETS FOR FUTURES CONTRACTS INCLUDED IN THE INDEX WILL ADVERSELY AFFECT THE LEVEL OF THE INDEX – As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in December 2010 may specify a January 2012 expiration. As that contract nears expiration, it may be replaced by selling the January 2012 contract and purchasing the contract expiring in March 2012. This process is referred to as “rolling.” Historically, the prices of copper and soybeans have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2012 contract would take place at a price that is higher than the price at which the March 2012 contract is purchased, thereby creating a gain in connection with rolling. While copper and soybeans have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in copper and soybeans will adversely affect the levels of the Index and, accordingly, decrease the value of your securities. Conversely, the other commodities whose future contracts underlie the Index historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of contango in these commodities will adversely affect the levels of the Index and, accordingly, decrease the value of your securities.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS – The official cash offer prices of aluminum are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on The London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on relevant the Final Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of aluminum and, consequently, the Redemption Amount you will receive, could be adversely affected.

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THE COMMODITY PRICES REFLECTED IN THE INDEX ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS – The Index Constituents may be produced in emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions and in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability is likely to adversely impact the level of the Index and, potentially, the return on your investment.

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IF THE LIQUIDITY OF THE INDEX CONSTITUENTS IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED, AND THIS COULD RESULT IN POTENTIAL CONFLICTS OF INTEREST — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the relevant Final Valuation Date, would likely have an adverse effect on the level of the Index and, therefore, on the return on your securities. Limited liquidity relating to the Index Constituents may also result in the Index Sponsor being unable to determine the level of the Index using its normal means. The resulting discretion by the Index Sponsor in determining the Final Level could, in turn, result in potential conflicts of interest.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES – The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your securities.

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TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES – We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates may hedge our commodity exposure from the securities by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and have a potentially negative impact on the performance of the Index. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the securities declines.

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RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE MARKET PRICE OF THE SECURITIES – Because the securities are linked to the Index, which reflects the return on futures contracts on fourteen different exchange-traded physical commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR – There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described above under “Tax Consequences,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by this notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Historical Information

The following graph shows the historical high, low and period end closing levels of the Index for each calendar quarter from August 1, 1997 through January 20, 2010. Because the Index was launched in January 11, 2007, data for the periods prior to the Index launch date, for the Index, are hypothetical and have been calculated using the same methodologies used to calculate the Index on an actual basis. The closing level of the Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad on January 20, 2010 was 316.8833.

Because the Index was launched in January 11, 2007, the Index Sponsor has retrospectively calculated the levels of the Index based on actual historical commodity forward rates using the same methodology as described above. Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how the Index would have performed before January 11, 2007, the Index did not, in fact, exist before January 11, 2007. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index was possible at anytime prior to January 11, 2007. Past performance of the Index is no guarantee of future results.

The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the relevant Final Valuation Date. We cannot give you assurance that the performance of the Index will result in the return of your initial investment.

Additional Terms of the Securities

Early Redemption at the Holder’s Option

You will have the right on any business day prior to February 24, 2011, provided that there has not been an Early Redemption at Issuer’s Option or Mandatory Prepayment Event (each as described below), to provide written notice to the Issuer to require the Issuer to redeem all or a portion of the securities held by you; provided that, in the case of redemption of only a portion of your securities, any such redemption shall be of a face amount of securities of not less than $1,000,000 (the “Minimum Redemption Amount”) and, if in excess of the Minimum Redemption Amount, shall be in integral multiples of $100,000. The face amount of your securities that remains outstanding must be at least $10,000.

An Early Redemption at Holder’s Option shall be effective on the date on which such notice is actually received by the Issuer if such notice is received on a business day at or before 10:00 a.m., New York City time, or the next business day if such notice is not received on a business day or is received after 10:00 a.m., New York City time.

Because the securities are represented by a global security, the Depository Trust Company (the “Depositary”) or the Depositary’s nominee will be the holder of the securities and therefore will be the only entity that can exercise the early redemption right. In order to ensure that the Depositary’s nominee will timely exercise the early redemption right, you must instruct your broker through which you hold your securities to notify the Depositary of your desire to exercise the early redemption right and ensure the notice of redemption will be provided in compliance with the procedure above. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your securities in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary, which will in turn notify us of the exercise of the early redemption right.

Early Redemption at the Issuer’s Option

The Issuer may, in its sole discretion, call the securities in whole, under the following circumstances:

(a)  Discontinuation of Publication of the Index.

The Issuer may call the securities on any business day following any date on which the calculation agent has notified the Issuer that the Index Sponsor has stopped publication of the Index and that (i) having used reasonable endeavors, the calculation agent is unable to continue to determine the value of the Index, or (ii) continuing to determine the value of the Index would be unduly burdensome or would cause the calculation agent to incur a cost that it would not otherwise incur.

If the Index Sponsor stops publication of the Index, then, for the purpose of determining the Final Level used to calculate the Redemption Amount upon an Early Redemption at Issuer’s Option, the Calculation Agent will calculate the Index using the index methodology last in effect prior to the cessation of the Index publication.

(b)  15% Decline in Index Level.

The Issuer may call the securities if, at any time from and after the Trade Date and prior to the Maturity Date, the Index Intraday Level during any Trading Day is equal to or less than 85% of the Initial Level, and the Issuer provides notice of such event to the trustee for the securities at its New York office by no later than 3:00 p.m. New York City time, on such day.

The Issuer will give the trustee written notice of early redemption, which shall be effective on the date on which such notice is actually delivered to the trustee if such notice is delivered on a business day at or before 10:00 a.m., New York City time, or the next business day if such notice is not delivered on a business day or is delivered after 10:00 a.m., New York City time.

Mandatory Prepayment Event

Your securities will be redeemed early in whole upon the occurrence of a Mandatory Prepayment Event. A “Mandatory Prepayment Event” shall occur if at any time, from and after the Trade Date and prior to the Maturity Date, the Index closing level on any Trading Day is equal to or less than 85% of the Initial Level.

If an Early Redemption Event occurs, the payment of the Redemption Amount will be made on the date that is three business days following the relevant Final Valuation Date (the date of payment, the “Early Redemption Payment Date”). Upon postponement of an Final Valuation Date due to a Market Disruption Event, the relevant Early Redemption Payment Date will be postponed accordingly in order to maintain three business days between the relevant Final Valuation Date and the Early Redemption Payment Date.

Acceleration upon a Commodity Hedging Disruption Event

The Issuer may call the securities upon the occurrence of a Commodity Hedging Disruption Event as described in “Description of the Securities - Commodity Hedging Disruption Events for Commodity Based Index” in the accompanying product supplement. The amount due and payable per $10,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the date of such notice.

Supplemental Underwriting Information (Conflicts of Interest)

Deutsche Bank Securities Inc. (“DBSI”) and Deutsche Bank Trust Company Americas, acting as agents for Deutsche Bank AG. DBSI may pay referral fees to other broker-dealers of up to 0.07% or $7.00 per $10,000 security face amount. Deutsche Bank AG will reimburse DBSI for such fees. After the Trade Date but prior to the Settlement Date, we may accept additional orders for the securities and increase the aggregate Face Amount.

The agents for this offering, DBSI and DBTCA, are our affiliates. In accordance with NASD Rule 2720 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Settlement

We expect to deliver the securities against payment for the securities on the settlement date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the Trade Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: Deutsche Bank Commodity Structuring Desk, New York.
jatin.bindal@db.com, michael.mitton@db.com, michelle.cheng@db.com

Subject: Market Contribution Securities Linked to the Deutsche Bank Liquid Commodity Index – Optimal Yield™ Broad (Non-Principal Protected) due March 1, 2011 (CUSIP No.: 2515A0 U2 7)

The undersigned hereby irrevocably elects to exercise the right to have Deutsche Bank AG, London Branch redeem certain securities described in pricing supplement no. 798R dated January 20, 2010.

Terms used and not defined in this notice have the meanings given to them in the pricing supplement relating to the securities.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the securities (specified below) to book a delivery versus payment trade with respect to the number of securities specified below at a price per securities equal to the applicable Redemption Amount on the relevant Final Valuation Date, and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time on the Early Redemption Payment Date.

Name of holder:

Aggregated face amount of the securities to be redeemed:

Number of $10,000 principal amount securities to be redeemed:

Aggregated face amount of the securities to remain outstanding:

DTC # (and any relevant sub-account):

Date: _________, 20__

Contact Name:
Telephone #:
Fax #:
Email:

Acknowledgement: I acknowledge that the securities specified above will not be redeemed unless all of the requirements specified in the accompanying product supplement and this pricing supplement relating to the securities are satisfied.

If the undersigned is not the beneficial owner of the securities to be early redeemed, the undersigned hereby represents that it has been duly authorized by the beneficial owner to act on behalf of the beneficial owner.

** Questions regarding the repurchase requirements of your securities should be directed to jatin.bindal@db.com, michael.mitton@db.com, michelle.cheng@db.com